Report Name - 10F-3

Fund - CGCM Core Fixed Income Investments

                                Period : 09/01/05 through 02/28/05



                           Issuer Name : SBC Communications
                                         (maturity = 9/15/09)
                            Trade Date : 10/27/04
                        Selling Dealer : CS First Boston LLC
                Total Shares Purchased : 280,000.00
                        Purchase Price : 99.978
                    % Received by Fund : 0.01%
                        % of Issue (1) : 0.01%


(1) Represents purchases by all affiliated mutual funds and discretionary accounts; may not exceed 25% of the principal amount of the offering.




                           Issuer Name : Codelco Inc.
                                        (maturity = 10/15/14)
                            Trade Date : 10/21/04
                        Selling Dealer : JP Morgan Securities Inc.
                Total Shares Purchased : 150,000.00
                        Purchase Price : 98.854
                    % Received by Fund : .01%
                        % of Issue (1) : 0.50%
        Other Participant Accounts (2) :
                      Issue Amount (2) :
          Total Received All Funds (2) :

(1) Represents purchases by all affiliated mutual funds and discretionary accounts; may not exceed 25% of the principal amount of the offering.




                           Issuer Name : FNMA Note
                                        (maturity = 10/15/14)
                            Trade Date : 09/10/04
                        Selling Dealer : Deutche Bank
                Total Shares Purchased : 20,000.00
                        Purchase Price : 100.00
                    % Received by Fund : 0.00%
                        % of Issue (1) : 0.06%


(1) Represents purchases by all affiliated mutual funds and discretionary accounts; may not exceed 25% of the principal amount of the offering.





                           Issuer Name : MGM Mirage Inc.
                                        (maturity = 09/01/12)
                            Trade Date : 08/11/04
                        Selling Dealer : Bank of America
                Total Shares Purchased : 50,000.00
                        Purchase Price : 100.00
                    % Received by Fund : 0.01%
                        % of Issue (1) : 11.00%


(1) Represents purchases by all affiliated mutual funds and discretionary accounts; may not exceed 25% of the principal amount of the offering.






                           Issuer Name : SBC Communications
                                         (maturity = 09/15/14)
                            Trade Date : 10/27/04
                        Selling Dealer : JP Morgan Chase
                Total Shares Purchased : 250,000.00
                        Purchase Price : 99.891
                    % Received by Fund : 0.01%
                        % of Issue (1) : 0.01%


(1) Represents purchases by all affiliated mutual funds and discretionary accounts; may not exceed 25% of the principal amount of the offering







                                    ID :
                           Issuer Name : Bell South Corp
                            Trade Date : 11/8/04
                        Selling Dealer : Jp Morgan
                Total Shares Purchased : 70,000.00
                        Purchase Price : 99.76
                    % Received by Fund : 0.009%
                        % of Issue (1) : 0.009%


(1) Represents purchases by all affiliated mutual funds and discretionary accounts; may not exceed 25% of the principal amount of the offering.







                           Issuer Name : European Investment Bank
                            Trade Date : 01/06/05
                        Selling Dealer : Nomura Securities
                Total Shares Purchased : 110,000.00
                        Purchase Price : 99.84
                    % Received by Fund : 3.667%
                        % of Issue (1) : 3.667%


(1) Represents purchases by all affiliated mutual funds and discretionary accounts; may not exceed 25% of the principal amount of the offering





                           Issuer Name : Chesapeake Energy Corp.
                            Trade Date : 12/01/04
                        Selling Dealer : Deutch Bank
                Total Shares Purchased : 40,000.00
                        Purchase Price : 99.06
                    % Received by Fund : 0.007%
                        % of Issue (1) : 2.000%
        Other Participant Accounts (2) : 11,960,000              -
                      Issue Amount (2) : 600,000,000.00
          Total Received All Funds (2) : 12,000,000.00

(1) Represents purchases by all affiliated mutual funds and discretionary accounts; may not exceed 25% of the principal amount of the offering.

(2) Includes purchases by other affiliated mutual funds and discretionary accounts.






                           Issuer Name : Wellpoint Inc
                                         (maturity 12/15/34)
                            Trade Date : 12/06/04
                        Selling Dealer : Bank of America
                Total Shares Purchased : 150,000.00
                        Purchase Price : 99.980
                    % Received by Fund : 0.030%
                        % of Issue (1) : 0.030%


(1) Represents purchases by all affiliated mutual funds and discretionary accounts; may not exceed 25% of the principal amount of the offering